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                                                                      EXHIBIT 11


CAPSTONE PHARMACY SERVICES, INC.
PRIMARY & FULLY DILUTED EFFECT OF OPTIONS/WARRANTS - 2ND QUARTER
Q: 6/30/97


                                                                               Fully
                                                              Primary         Diluted
                                                           -------------   -------------
Options/Warrants Outstanding
----------------------------

Qrtly. avg. stock price                                           10,142
                                                              ==========
Period ending stock price if higher                                               10,875
                                                                              ==========

Proceeds from exercise of stock options                       21,458,427
Proceeds from exercise of warrants                            25,032,190
                                                              ----------
                                                              46,490,617
Average stock price                                               10,142
                                                              ----------
# of shares repurchased                                        4,583,969


Proceeds from exercise of stock options                                       21,458,427
Proceeds from exercise of warrants                                            25,032,190
                                                                              ----------
                                                                              46,490,617
Ending stock price                                                                10,875
                                                                              ----------
# of shares repurchased                                                        4,274,999
                                                                              ----------

Total shares related to o/s options                            2,835,533       2,835,533
Total shares related to o/s warrants                           4,122,409       4,122,409
Less: repurchased shares                                      (4,583,969)     (4,274,999)
                                                              ----------      ----------
Dilutive Effect                                                2,373,973       2,682,943

Shares Exercised/Granted During Period
--------------------------------------

See separate calculation

2nd Quarter Weighted Avg. Share Outstanding
-------------------------------------------

See separate calculation                                      33,666,814      33,666,814

Shares Held in Escrow
---------------------
                                                                 107,692         338,462
                                                              ----------      ----------

Total Primary/Fully-diluted WASO                              36,148,479      36,688,219
